As filed with  the Securities and Exchange Commission on September 6, 1996
                                           Registration No.


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                   SAWTEK INC.
             (Exact name of registrant as specified in its charter)

  Florida                   1818 South Highway 441     59-1864440
  (State of incorporation)  Apopka, Florida  32703     (I.R.S. Employer
                            (Address of Principal      Identification No.)
                             Executive offices)

                                   SAWTEK INC.
                            SECOND STOCK OPTION PLAN
                            (Full title of the plan)

                                Steven P. Miller
                                   SAWTEK INC.
                             1818 South Highway 441
                              Apopka, Florida 32703
                     (Name and address of agent for service)

                                 (407) 886-8860
          (Telephone number, including area code, of agent for service)
                       ---------------------------------
                                   Copies to:

                             William A. Grimm, Esq.
                       Akerman, Senterfitt & Eidson, P.A.
                       255 S. Orange Avenue, P.O. Box 231
                           Orlando, Florida 32802-0231
                                 (407) 843-7860
                       ---------------------------------

                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
   Title of                   Proposed Maximum   Proposed Maximum     Amount of
Securities to  Amount to be    Offering Price   Aggregate Offering  Registration
be Registered   Registered      Per Share             Price              Fee
- ----------------  --------------------------------------------------------------
- --------------------------------------------------------------------------------
Common Stock,
$0.0005 par
 value       1,000,000 shares  (1)$15.90325      (1)$15,903,250      $5,483.88
- ------------------ -------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h). The offering price and registration fee are calculated by adding together (a) the product that results from multiplying 475,000 shares, which is the number of shares of Common Stock registered as a part of this Registration Statement as to which options have been granted but not exercised under the Sawtek Inc. Second Stock Option Plan (the "Plan"), by $5.02 per share, which is the weighted average exercise price of such options, and (b) the product that results from multiplying 525,000 shares, which is the number of shares of Common Stock registered as a part of this Registration Statement as to which options may be granted under the Plan, by $25.75 per share, which is the average of the bid and asked prices of the Company's shares of Common Stock on the NASDAQ National Market System on September 3, 1996.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the Sawtek Inc. Second Stock Option Plan (the "Plan") pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3. Incorporation of Certain Documents by Reference.

         SAWTEK INC. (the "Company") is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

         The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

         The description of the Common Stock, par value $.0005 per share ("Common Stock"), contained in a registration statement filed on Form 8-A under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

         Item 4. Description of Securities.

         Not applicable.

         Item 5. Interests of Named Experts and Counsel.

         The validity of the issuance of the shares of Common Stock offered hereby and certain other legal matters will be passed upon for the Company by Akerman, Senterfitt & Eidson, P.A., Orlando, Florida. William A. Grimm, a shareholder in Akerman, Senterfitt & Eidson, P.A. and Secretary of the Company, is the beneficial owner of 12,040 shares of Common Stock.

         Item 6. Indemnification of Directors and Officers.

         The Company, a Florida corporation, is empowered by Section 607.0850 of the Florida Business Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person who was or is a party to any proceeding other than any action by, or in the right of, the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 607.0850 also empowers a Florida corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

         The Company's Articles of Incorporation (the "Articles") contain a provision entitling Directors and executive officers to be indemnified by the Company against claims which may arise out of their actions in such capacities to the fullest extent permitted by law. The Company has also secured insurance on behalf of its executive officers and Directors for certain liabilities which may arise out of their actions in such capacities.

         Item 7. Exemption from Registration Claimed.

         Not applicable.

         Item 8. Exhibits.

         The exhibits filed as part of this Registration Statement are as follows:

         EXHIBIT
         NUMBER   DESCRIPTION

         4.1 --Amended and Restated Articles of Incorporation of Sawtek Inc. (incorporated by reference to Registration Statement on Form S-8, File No. 333-10579).

         4.2   --1996 Bylaws of Sawtek Inc.

         5.1   --Opinion of Akerman, Senterfitt & Eidson, P.A.

        15.1   --Letter of Consent from Ernst & Young LLP.

        23.1   --Consent of Akerman, Senterfitt & Eidson, P.A.
                 Reference is made to Exhibit 5.1.

        24.1 --Power of Attorney. Reference is made to the signature page hereto.

        99.1   --Sawtek Inc. Second Stock Option Plan.

         Item 9. Undertakings.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar  as  indemnification   for  liabilities   arising  under  the
Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy and as expressed in the Securities Act and will be governed by the final adjudication of such issue.




SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Apopka, State of Florida on the 6th day of September, 1996.

                                                  SAWTEK INC.


                                                  By:/s/Steven P. Miller
                                                     Steven P. Miller
                                                     Chairman, President and
                                                     Chief Executive Officer


POWER OF ATTORNEY

         We, the undersigned, officers and directors of SAWTEK INC., hereby severally constitute Steven P. Miller and Neal J. Tolar, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable SAWTEK INC. to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their capacities and on the date indicated.

Signature                           Title                          Date

/s/Steven P. Miller        Chairman, President and Chief
Steven P. Miller           Executive Officer                 September 6, 1996

/s/Neal J. Tolar           Senior Vice President, Chief
Neal J. Tolar              Technical Officer and Director    September 6, 1996

/s/Thomas L. Shoquist
Thomas L. Shoquist         Vice President, Quality           September 6, 1996

/s/Gary A. Monetti         Vice President, Operations and
Gary A. Monetti            Chief Operating Officer           September 6, 1996

/s/Raymond A. Link         Vice President, Finance and
Raymond A. Link            Chief Financial Officer           September 6, 1996

/s/Robert C. Strandberg                                      September 6, 1996
Robert C. Strandberg       Director

- ------------
Bruce S. White             Director

/s/Willis C. Young
Willis C. Young            Director                          September 6, 1996

                                      INDEX


                  EXHIBIT
                  NUMBER                       DESCRIPTION

                   4.1     --Amended and Restated Articles of Incorporation of
                             Sawtek Inc. (incorporated by reference to Registration Statement on Form S-8, File No. 333-10579).

                   4.2     --1996 Bylaws of Sawtek Inc.

                   5.1     --Opinion of Akerman, Senterfitt & Eidson, P.A.

                  15.1     --Letter of Consent from Ernst & Young LLP.

                  23.1     --Consent of Akerman, Senterfitt & Eidson, P.A.
                             Reference is made to Exhibit 5.1.

                  24.1     --Power of Attorney.  Reference is made to the
                             signature page hereto.

                  99.1     --Sawtek Inc. Second Stock Option Plan.

                                                                    Exhibit 4.2

                                   1996 BYLAWS

                                       OF

                                   SAWTEK INC.


                                    ARTICLE I

                                  Shareholders

     1. Shareholder Meetings. The annual meeting shall be held on the date fixed from time to time by the directors. A special meeting shall be held on the date fixed from time to time by the directors except when the Florida Business Corporation Act ("Business Corporation Act") confers the right to call a special meeting upon the shareholders.

     2. Place and Call of Shareholder Meetings. Annual meetings and special meetings shall be held at such place within or without the State of Florida as shall be stated in the notice of any such meeting. Annual meetings may be called by the directors or the President or the Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in like manner or by the holders of at least one-tenth of the shares issued and outstanding and entitled to vote thereat.

     3. Notice. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder not less than ten days (or as prescribed by the Business Corporation Act) nor more than sixty days before the date of the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the Business Corporation Act. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken; and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, the Board of Directors shall fix a new record date for the adjourned meeting, notice of the adjourned meeting shall be given each shareholder of record on the new record date. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by him, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a shareholder at a meeting shall constitute a waiver of notice of the meeting, except where the shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     4. Voting List. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. Such list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation in the State of Florida, at the principal place of business of the corporation, or at the office of the transfer agent or registrar of the corporation, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     5. Record Date for Shareholders. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining the shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for the determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, the determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this section for the adjourned meeting.

     6. Meaning of Certain Terms. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such rights where there are two or more classes or series of shares or upon whom the Business Corporation Act confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

     7. Conduct of Meeting. Meetings of shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

     8. Proxy Representation. Every shareholder or his duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether for the purposes of determining his presence at a meeting, or whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting or otherwise. Every proxy shall be signed by the shareholder or by his duly authorized attorney-in-fact and filed with the Secretary of the corporation. No proxy shall be valid after eleven months from the date thereof, unless otherwise provided in the proxy. Except as may otherwise be provided by the Business Corporation Act, any proxy may be revoked.

     9. Quorum and Voting. A majority of the shares entitled to vote shall constitute a quorum. Except as the Business Corporation Act, the Articles of Incorporation, or these Bylaws shall otherwise provide, the affirmative vote of the majority of the shares represented at the meeting, a quorum being present, shall be the act of the shareholders. After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

     10. Written Action. Any action required to be taken or which may be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders and shall be filed with the Secretary of the corporation. Less than all shareholders may act in like manner upon compliance with the provisions of Section 607.0704 of the Business Corporation Act.

     11. Share Certificates. The shares of the corporation shall be represented by certificates which shall set forth thereon the statements prescribed by Section 607.0625 of the Business Corporation Act and by any other applicable provision of law, and which shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the corporation and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the President or a Vice President and the Secretary or an Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on his behalf by a transfer agent or a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

     12. Fractional Share Interests or Scrip. The corporation may, when necessary or desirable in order to effect share transfers, share distributions or reclassifications, mergers, consolidations, or reorganizations, issue a fraction of a share, make arrangements or provide reasonable opportunity for any person entitled to a fractional interest in a share to sell such fractional interest or to purchase such additional fractional interests as may be necessary to acquire a full share, pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or issue scrip in registered or bearer form, over the manual or facsimile signature of an officer of the corporation or its agent, which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. A certificate for a fractional share shall, but scrip shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation.

     The Board of Directors may cause scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which scrip is exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip, or subject to any other conditions which the Board of Directors may deem advisable. Such conditions shall be stated or fairly summarized on the face of the certificate.

     13. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new share certificate or certificates be issued in place of any certificate or certificates theretofore issued by the corporation which have been mutilated or which are alleged to have been lost, stolen, or destroyed, upon presentation of each such mutilated certificate or the making by the person claiming any such certificate to have been lost, stolen, or destroyed of an affidavit as to the fact and circumstances of the loss, theft, or destruction thereof. The Board of Directors, in its discretion and as a condition precedent to the issuance of any new certificate, may require the owner of any certificate alleged to have been lost, stolen, or destroyed, or his legal representative, to furnish the corporation with a bond, in such sum and with such surety or sureties as it may direct, as indemnity against any claim that may be made against the corporation in respect of such lost, stolen, or destroyed certificate.

     14. Share Transfers. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Articles of Incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

                                   ARTICLE II

                               Board of Directors

     1. Functions Generally - Compensation. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its Board of Directors. The Board may fix the compensation of directors.

     2. Qualifications and Number. Each director shall be a natural person of not less than 18 years of age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Florida, but directors shall be required to execute and deliver a trade secrets agreement in form satisfactory to counsel for the corporation. The Board of Directors shall consist of not less than five (5) nor more than ten (10) persons. The number of directors may be increased or decreased by an amendment of these Bylaws or by resolution of the Board of Directors, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

     3. Election and Term. Each member of the Board of Directors shall hold office until the next annual meeting of shareholders following his election and until his successor has been elected and qualified or until his earlier resignation, removal from office, or death. Thereafter, each director who is elected at an annual meeting of shareholders, and any director who is elected in the interim to fill a vacancy or a newly-created directorship, shall hold office until the next succeeding annual meeting of shareholders and until his successor has been elected and qualified or until his earlier resignation, removal from office, or death. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, any vacancies in the Board of Directors, including vacancies created by reason of an increase in the number of directors, and including vacancies resulting from the removal of directors by the shareholders which have not been filled by said shareholders, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum exists.

     4. Meetings. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble. Meetings shall be held at such place within or without the State of Florida as shall be fixed by the Board. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, or the President, or by any two directors.

     5. Notice. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice or waiver of notice of any meeting need not specify the business to be transacted or the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of a meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

     6. Quorum and Action. A majority of the full Board of Directors shall constitute a quorum, except as may be otherwise provided in the Articles of Incorporation. Except as herein otherwise provided, and except as may be otherwise provided by the Business Corporation Act or the Articles of Incorporation, the act of the Board shall be the act of a majority of the directors present at a meeting at which a quorum is present. Members of the Board of Directors may participate in a meeting of said Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall be deemed to constitute presence in person at a meeting. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

     7. Chairman of the Meeting. Meetings of the Board of Directors shall be presided over by the following directors in the order of seniority and if present and acting: the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or any other person chosen by the Board.

     8. Removal of Directors. At a meeting of shareholders called expressly for that purpose, the entire Board of Directors or any individual director may be removed from office with or without cause by the vote of the shareholders holding at least a majority of the shares of Common Stock. In case the entire Board or any one or more directors is so removed, new directors may be elected at the same meeting.

     9. Committees. Whenever the number of directors shall consist of three or more, the Board of Directors may, by resolution adopted by a unanimous vote of the full Board, designate from among its members an Executive Committee and one or more other committees, each of which, to the extent provided in the resolution, shall have and may exercise all of the authority of the Board of Directors except such authority as may not be delegated under the Business Corporation Act.

     10. Written Action. Any action required to be taken at a meeting of directors, or any action which may be taken at a meeting of directors or of a committee thereof, if any, may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all of the directors or all of the members of the committee, as the case may be.

                                   ARTICLE III

                                    Officers

     The corporation shall have a Chairman of the Board, a President, a Secretary, and a Treasurer, each of whom shall be elected by the directors from time to time, and may have one or more Vice Presidents and such other officers and assistant officers and agents as may be deemed necessary, each or any of whom may be elected or appointed by the directors or may be chosen in such manner as the directors shall determine. Any two or more offices may be held by the same person.

     Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified.

     The officers and agents of the corporation shall have the authority and perform the duties in the management of the corporation as determined by the resolution electing or appointing them, as the case may be.

     The Board of Directors may remove any officer or agent whenever, in its judgment, the best interests of the corporation will be served thereby.

     The Board of Directors may authorize employment contracts with officers and other employees of this corporation for periods of more than one year.

                                   ARTICLE IV

                Registered Office and Agent - Shareholders Record

     The address of the registered office of the corporation is 300 East Park Avenue, c/o The Prentice Hall Corporation System, Inc., City of Tallahassee 32301, County of Leon; and the name of the registered agent of the corporation is The Prentice-Hall Corporation System, Inc., whose address is the same as that of the registered office.

     The corporation shall keep at its registered office in the State of Florida or at its principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number, class, and series, if any, of the shares held by each shareholder, and shall keep on file at said registered office the voting list of shareholders for a period of at least ten days prior to any meeting of shareholders.

                                    ARTICLE V

                                 Corporate Seal

     The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.




                                   ARTICLE VI

                                   Fiscal Year

     The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                   ARTICLE VII

                               Control Over Bylaws

     The Board of Directors shall have power to adopt, alter, amend, or repeal the Bylaws.

                                  ARTICLE VIII

                         Director Deadlocks; Arbitration

     If the Board of Directors shall be equally divided respecting the management of the property, business, and affairs of the corporation, or any aspect thereof or any transaction involved therein, or shall be equally divided on any question, dispute, or controversy, and such equal division concerns a proper subject for action by the Board, no shareholder or director shall have the right to have the corporation dissolved or shall have any other legal right in a suit at law or in equity because of such deadlock. Any such equal division shall be submitted to arbitration in the following manner:

     (1) Upon written request by any director submitted at a duly organized meeting of the Board of Directors, the Board shall select two arbitrators, each director having in such selection the right to two (2) votes under a system of cumulative voting, whereupon such two arbitrators shall select a third arbitrator; but if they shall be unable to agree within 15 days upon the third arbitrator, he shall be appointed by them from the Panel of Arbitrators of the American Arbitration Association in accordance with its rules then in effect.

     (2) The arbitrators shall decide, resolve, and determine the matters respecting which the Board may be equally divided, including (but not limited to) all collateral matters such as whether such matter is a proper subject for action by the Board of Directors, whether such matters have been properly submitted to them for decision, whether the Board is actually equally divided, and whether this section and the provisions for arbitration hereunder are properly invoked and applicable, to the end that all questions, disputes and controversies be resolved, determined and adjudged by the arbitrators; and the decision of such arbitrators on all matters submitted to them hereunder shall be conclusive and binding upon the Board of Directors, the corporation, and the parties.

     (3) The arbitrators shall conduct the arbitration proceedings in accordance with the rules of the American Arbitration Association, as then in effect, insofar as such rules are not in conflict with this section.

     (4) The decision of the arbitrators shall be final and conclusive, shall be the equivalent of a resolution unanimously passed by the full Board at a meeting duly convened, and shall not be revoked or amended or overruled, except by unanimous action of the Board of Directors or the shareholders of the corporation. Such decision shall be forthwith filed with the Secretary of the corporation; and judgment on such decision may be entered in the highest court of the forum having jurisdiction.

     The denial in this section of the Bylaws of the right to have the corporation dissolved, and of other legal rights, shall be inoperative in the event that any shareholder of the corporation shall have given written notice to the members of the Board of Directors that he intends to seek dissolution of the corporation or other legal remedy because of deadlock among the Board of Directors, and such notice remains unrevoked for two years from the date it was given. If such notice is given and (a) no such proceedings are commenced within three years thereafter, or (b) such notice is revoked, or (c) proceedings are commenced and are determined adversely to the party seeking dissolution or other legal remedy because of such deadlock, the said denial of rights in this section shall again become fully operative as before.

                                                                    Exhibit 5.1
                       AKERMAN, SENTERFITT & EIDSON, P.A.
                                Attorneys at Law
                                  Citrus Center
                             255 South Orange Avenue
                               Post Office Box 231
                           Orlando, Florida 32802-0231
                                 (407) 843-7860
                             Telecopy (407) 843-6610

                                September 6, 1996

Sawtek Inc.
1818 South Highway 441
Apopka, Florida  32703

         Re:      SAWTEK INC. SECOND STOCK OPTION PLAN (the
                  "Plan") - Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 filed by you with the Securities and Exchange Commission on September 6, 1996 (the
"Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 1,000,000 shares of Common Stock of Sawtek Inc. (the "Shares") to be distributed pursuant to the Plan. As your counsel in connection with this registration process, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

         It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states, where required, the Shares when issued and sold in the manner referred to in the Registration Statement will be legally issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting part thereof, and any amendment thereto and any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) and all post-effective amendments thereto.

                                            Very truly yours,

                                            AKERMAN, SENTERFITT & EIDSON, P.A.



                                            By:/s/William A. Grimm
                                               William A. Grimm

                                                                   Exhibit 15.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No 33-00000) pertaining to the Sawtek Inc. Second Stock Option Plan of our report dated October 30, 1995 (except for Note 13, as to which the date is February 29, 1996, and Note 14, as to which the date is April 27, 1996) with respect to the consolidated financial statements of Sawtek Inc. for the year ended September 30, 1995 included in its Registration Statement on Form S-1 (File No. 333-1860) filed with the Securities and Exchange Commission.



                                                         /s/Ernst & Young LLP
                                                         Ernst & Young LLP


Orlando, Florida
September 6, 1996

                                                                   Exhibit 99.1
                                   SAWTEK INC.
                            SECOND STOCK OPTION PLAN


         Sawtek Inc., a Florida corporation (the "Company"), hereby adopts the Second Stock Option Plan (the "Plan") for its key employees, officers and directors, in accordance with the following terms and conditions:

     1. Purpose of the Plan. The purpose of the Plan is to advance the growth and development of the Company by affording an opportunity to executives, consultants and key employees of the Company, as well as directors of the Company and its affiliates, to purchase shares of the Company's common stock and to provide incentives for them to put forth maximum efforts for the success of the Company's business. The Plan is intended to permit certain designated stock options granted under the Plan to qualify as incentive stock options under
Section 422 of the Internal Revenue Code of 1986.

     2. Definitions. For purposes of this Plan, the following capitalized terms shall have the meanings set forth below:

         (a)  "Board of Directors" means the board of directors of the Company.

         (b) "Code" means the Internal Revenue Code of 1986, as currently in effect or as hereafter amended.

         (c)  "Company" means Sawtek Inc., a Florida corporation.

         (d) "Eligible Employee" means all directors, consultants, officers, and executive, managerial, and other key employees of the Company or any Parent or Subsidiary. In order to be eligible for an Incentive Stock Option, a director or a consultant must also be a common law employee (applying the standards set forth in Section 3401 of the Code) of the Company as provided in
Section 422 of the Code; however, in order to be eligible for a Non-qualified Stock Option, a director or consultant need not be a common law employee of the Company.

         (e) "Incentive Stock Option(s)" means a stock option granted to an Eligible Employee to purchase shares of Stock which is intended to qualify as an "incentive stock option," as defined in Section 422 of the Code.

         (f) "Non-qualified Stock Option(s)" means a stock option granted to an Eligible Employee to purchase shares of Stock which is not intended to qualify as an "incentive stock option" as defined in Section 422 of the Code.

         (g)  "Option"  means any  unexercised  and unexpired  Incentive
Stock option or Non-qualified Stock Option issued under this Plan, or any portion thereof remaining unexercised and unexpired.

         (h) "Option Agreement" means a written agreement by and between the Company and an Optionee setting forth the terms and conditions of the Option granted by the Board of Directors to such Optionee.

         (i) "Optionee" means any Eligible Employee who is granted an Option as provided in the Plan.

         (j) "Parent" means any present or future "parent corporation" of the Company as such term is defined in Section 424(e) of the Code and which the Board of Directors of the Company has elected to be covered by the Plan.

         (k)  "Plan" shall mean the Company's Stock Option Plan.

         (l) "Stock" means authorized and unissued shares of the Company's Common Stock, or treasury shares of such class.

         (m) "Subsidiary" means any present or future "subsidiary corporation" of the Company, as such term is defined in Section 424(f) of the Code and which the Board of Directors has elected to be covered by the Plan.

         (n) Where applicable, the terms used in this Plan have the same meaning as the terms used in the Code and the regulations and rulings issued thereunder and pursuant thereto, with reference to Options.

         (o) Wherever appropriate, words used in this Plan in the singular may mean the plural, the plural may mean the singular and the masculine may mean the feminine or neuter.

     3.  Stock Subject to Option.

         (a) Total Number of Shares. The total number of shares of Stock which may be issued by the Company to all Optionees under this Plan is two million (2,000,000) shares, provided, however, no Option shall be issued hereunder for the purchase of shares in excess of one million (1,000,000) shares until such time as all shares held by the Company's ESOP have been allocated to participants thereof. The total number of shares of Stock which may be so issued may be increased only by a resolution adopted by the Board of Directors and approved by the shareholders of the Company.

         (b) Expired Options. If any Option granted under this Plan is terminated or expires for any reason whatsoever, in whole or in part, the shares (or remaining shares) of Stock subject to that particular Option shall again be available for grant under this Plan.

     4.  Administration of the Plan.

         (a) Board of Directors. This Plan shall be administered by the Board of Directors who may, from time to time, issue orders or adopt resolutions, not inconsistent with the provisions of the Plan, to interpret the provisions and supervise the administration of the Plan. All determinations shall be by the affirmative vote of a majority of the members of the Board of Directors at a meeting called for such purpose, or reduced to writing and signed by a majority of the members of the Board of Directors. Subject to the Company's Bylaws, all decisions made by the Board of Directors in selecting Optionees, establishing the number of shares and terms applicable to each option, and in construing the provisions of this Plan shall be final, conclusive and binding on all persons, including the Company, shareholders, Optionees, and purchasers of shares pursuant to this Plan. No member of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or an Option granted hereunder.

         (b) Stock Option Plan Committee. The Board of Directors may from time to time appoint a Stock Option Plan Committee, consisting of not less than two (2) directors (the "Committee"). The Board of Directors may delegate to such Committee full power and authority to take any action required or permitted to be taken by the Board of Directors under this Plan, subject to restrictions on affiliate participation under the Securities Exchange Act of 1934, pertaining to, among other things, Section 16(b). The Board of Directors may from time to time, at its sole discretion, remove members from or add members to the Committee. Vacancies may be filled by the Board of Directors only. Where the context requires, the Board of Directors shall mean the Committee, if appointed, for matters dealing with administration of the Plan.

         (c) Compliance with Internal Revenue Code. The Board of Directors (or committee if appointed) shall at all times administer this Plan and make interpretations hereunder in such a manner that Options granted hereunder designated as Incentive Stock Options will meet the requirements of
Section 422 of the Code.

     5.  Selection of Optionees.

         (a) Discretion of the Board of Directors. All Eligible Employees of the Company shall be eligible to receive Options pursuant to this Plan. In determining which Eligible Employees shall be offered Options, as well as the terms thereof, the Board of Directors shall evaluate, among other things,
(i) the duties and responsibilities of Eligible Employees, (ii) their past and prospective contributions to the success of the Company, (iii) the extent to which they are performing and will continue to perform outstanding services for the benefit of the Company, and (iv) such other factors as the Board of Directors deems relevant.

         (b) Limitation on Grant of Options. An Incentive Stock option may not be granted to any Optionee if the grant of such Option to such Optionee would otherwise cause the aggregate fair market value (determined at the time the Option is granted) of the Stock for which Options are exercisable for the first time by such Optionee under all incentive stock option plans of the Company during any calendar year to exceed $100,000. Non-qualified Stock Options may be granted to Eligible Employees at the sole discretion of the Board of Directors.

     6. Option Agreement. Subject to the provisions of this Plan, each Option granted to an Optionee shall be set forth in an Option Agreement upon such terms and conditions as the Board of Directors determines, including a vesting schedule. Each such Option Agreement shall incorporate the provisions of this Plan by reference. The date of the grant of an Option is the date specified in the Option Agreement. Any Option Agreement shall clearly identify such Options as Incentive Stock Options or Non-qualified Stock Options.

     7.  Option Prices.

         (a) Determination of Option Price. The option price for Stock shall not be less than one hundred percent (100%) of the fair market value of the Stock on the date of the grant of such Option. The option price for Stock granted to an Eligible Employee who possesses more than ten percent (10%) of the total combined voting power of all classes of common stock of the Company (a "Ten Percent Shareholder") shall not be less than one hundred ten percent (110%) of the fair market value of the Stock on the date of the grant of such Option.

         (b) Determination of Fair Market Value,. For the purpose of this Plan, the fair market value of the Stock on the date of granting an Option shall be determined by the Board of Directors in good faith and in accordance with the applicable regulations under the Code.

         (c)   Determination  of  Stock  Ownership.   For  purposes  of
paragraphs 7 and 8, an optionee's common stock ownership shall be determined by taking into account the rules of constructive ownership set forth in Section 424(d) of the Code.

     8. Term of Option. The term of an Option may vary within the sole discretion of the Board of Directors, provided, however, that the term of an Incentive Stock Option granted to an Eligible Employee shall not exceed ten (10) years from the date of grant of such Incentive Stock Option (five (5) years in the case of a Ten Percent Shareholder). An Incentive Stock Option may be cancelled only in connection with the termination of employment or death of the Optionee (as more particularly described in paragraph 9 hereof). A Non-qualified Stock Option may be cancelled only in connection with the termination of employment (or consulting contract) or death of an Optionee, or the removal or resignation of an Optionee who is a director.

     9.  Exercise of Option.

         (a) Limitation on Exercise of Option. Except as otherwise provided herein, the Board of Directors, in its sole discretion, may limit an Option by restricting its exercise in whole or in part to specified vesting periods or until specified conditions have occurred. The vesting periods and any restrictions will be set forth in the Option Agreement.

         (b) Exercise Prior to Cancellation. An Option shall be exercisable only during the term of the Option as long as the Optionee is in "Continuous Employment" with the Company any Subsidiary, or any successor thereof. Notwithstanding the preceding sentence, as long as the Option's term has not expired, an Option which is otherwise exercisable in accordance with its provisions shall be exercisable

              (i) for a period ending ninety (90) days after the Optionee's Continuous Employment with the Company has terminated, unless the Optionee was terminated for cause by the Company, in which case the Option terminates on notice of termination of employment; or

              (ii) for a period ending ninety (90) days after the removal or resignation of the Optionee from the Board of Directors, on which such Optionee has served; or

              (iii) by the estate of the Optionee, within one (1) year after the date of the Optionee's death, if the Optionee should die while in the Continuous Employment of the Company or while serving on the Board of Directors of the Company or any Subsidiary, or any successor thereof; or

              (iv) within one (1) year after the Optionee's employment with the Company terminates, if the Optionee becomes disabled (as defined in Section 22(e) of the Code) during Continuous Employment with the Company and such disability is the cause of termination.

       For purposes of this Plan, the term "Continuous Employment" shall mean service as a common law employee and the absence of any interruption or termination of employment (or termination of a consulting contract) by the Company or any Parent or Subsidiary which now exists or hereafter is organized or acquired by the Company. Continuous Employment with the Company shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Company or in the case of transfers between locations of the Company or between any Parent or Subsidiary, or successor thereof. With respect to Non-qualified Stock Options only, service as a member of the Board of Directors or as a consultant of the Company shall be treated as Continuous Employment. The term "cause" as used in this subparagraph 9(b) shall mean: (i) commission of a felony or a charge of theft, dishonesty, fraud or embezzlement; (ii) failure to adhere to Company's reasonable directives and policies, willful disobedience or insubordination; (iii) disclosing to a competitor or other unauthorized person, proprietary information, confidences or trade secrets of the Company or any Parent or Subsidiary; (iv) recruitment of Company or any Parent or Subsidiary personnel on behalf of a competitor or potential competitor of the Company, any Parent or Subsidiary, or any successor thereof; or (v) solicitation of business on behalf of a competitor or potential competitor of the Company, any Parent or Subsidiary, or any successor thereof.

         (c) Method of Exercising an Option. Subject to the provisions of any particular Option, including any provisions relating to vesting of an Option, an Optionee may exercise an Option, in whole or in part, by written notice to the Company stating in such written notice the number of shares of Stock such Optionee elects to purchase under the Option, and the time of the delivery thereof, which time shall be at least fifteen (15) days after the giving of such notice, unless an earlier date shall have been mutually agreed upon. Upon receipt of such written notice, the Company shall provide the Optionee with that information required by the applicable state and federal securities laws. If, after receipt of such information, the Optionee desires to withdraw such notice of exercise, the Optionee may withdraw such notice of exercise by notifying the Company, in writing, prior to the time set forth for delivery of the shares of Stock. In no event may an Option be exercised after the expiration of its term. An Optionee is under no obligation to exercise an Option or any part thereof.

         (d) Payment for Option Stock. The exercise of any Option shall be contingent upon receipt by the Company of cash or certified bank check to its order, shares of the Company's Common Stock or cancellation of a vested portion of the Stock Option, or any combination of the foregoing in an amount equal to the full option price of the shares of Stock being purchased. For purposes of this paragraph 9, shares of the Company's Common Stock that are delivered in payment of the option price shall be valued at their fair market value, as determined under the provisions of the Plan. In the alternative, the Board of Directors may, but is not required to, accept a promissory note, secured or unsecured, in the amount of the option price made by the Optionee on terms and conditions satisfactory to the Board of Directors.

         (e) Delivery of Stock to Optionee. Provided the optionee has delivered proper notice of exercise and full payment of the option price, the Company shall undertake and follow all necessary procedures to make prompt delivery of the number of shares of Stock which the Optionee elects to purchase at the time specified in such notice. Such delivery, however, may be postponed at the sole discretion of the Company to enable the Company to comply with any applicable procedures, regulations or listing requirements of any governmental agency, stock exchange or regulatory authority. As a condition to the issuance of shares of Stock, the Company may require such additional payments from the Optionee as may be required to allow the Company to withhold any income taxes which Company deems necessary to insure the Company that it can comply with any federal or state income tax withholding requirements.

         (f) Certain Other Outstanding Options. No option granted under this Plan may be exercised while there is outstanding any other incentive stock option to purchase stock in the Company which was granted before the granting of such option and (1) which was granted prior to January 1, 1987, (2) which has not been exercised in full, (3) which has not expired by reason of lapse of time, or (4) which has not been terminated by the mutual consent of the Company and the Optionee.

     10. Non-transferability of Options. Except as otherwise provided in paragraph 9(b)(iii) and (iv) hereof, an Option granted to an Optionee may be exercised only during such Optionee's lifetime by such Optionee. An Option may not be sold, exchanged, assigned, pledged, encumbered, hypothecated or otherwise transferred except by will or by the laws of descent and distribution. No Option or any right thereunder shall be subject to execution, attachment or similar process by any creditors of the Optionee. Upon any attempted assignment, transfer, pledge, hypothecation or other encumbrance of any Option contrary to the provisions hereof, such Option and all rights thereunder shall immediately terminate and shall be null and void with respect to the transferee or assignee.

     11.  Compliance with the Securities Laws.

          (a) Optionee's Written Statement. The Board of Directors may, in its sole discretion, require that at the time an Optionee elects to exercise his or her Option, he or she shall furnish a written statement to the Company that he or she is acquiring such shares of Stock for investment purposes only and that he or she has no intention of reselling or otherwise disposing of such Stock, along with a written acknowledgment that the Option and the shares of Stock pertaining to the Option are not registered under the Securities Act of 1933, as amended (the "Act"), the Florida securities laws, or any other state securities laws. In the event that shares of Stock subject to the Option are registered with the Securities and Exchange Commission, an Optionee shall no longer be required to comply with this subparagraph 11(a).

          (b) Registration Requirements. If at any time the Board of Directors determines, in its sole discretion, that the listing, registration or qualification of the shares of Stock subject to the Option upon any securities exchange or under any state or federal securities laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares thereunder, then the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained (and the same shall have been free of any conditions not acceptable to the Board of Directors).

          (c) Restrictions on Transfer of Shares. The shares of Stock acquired by an Optionee pursuant to the exercise of an Option hereunder shall be freely transferable; provided, however, that such shares of Stock may not be sold, transferred, pledged or hypothecated, unless (i) a registration statement covering the securities is effective under the Act and appropriate state securities laws, or (ii) an opinion of counsel, satisfactory to the Company, that such sale, transfer, pledge or hypothecation may legally be made without registration of such shares under federal or state securities laws has been received by the Company.

          (d) Restrictive Legend. In order to enforce the restrictions imposed upon shares of Stock under this Plan, the Company shall make appropriate notation in its stock records or, if applicable, shall issue an appropriate stock transfer instruction to the Company's stock transfer agent. In addition, the Company may cause a legend or legends to be placed on any certificates representing shares of Stock issued pursuant to this Plan, which legend or legends shall make appropriate reference to such restrictions in substantially the following form:

               The shares of Common Stock evidenced by this certificate have been issued under the Second Sawtek Inc. Stock Option Plan (the "Plan") and are subject to the terms and provisions of such Plan.

               These shares have not been registered under the Securities Act of 1933, as amended, the Florida Securities and Investor Protection Act or any other state securities laws, and, therefore, cannot be sold unless they are subsequently registered under the Act and any applicable state securities laws, or unless an exemption from registration is available.

     12. Changes in Capital Structure of Company. In the event of a capital adjustment resulting from a stock dividend, stock split, reclassification, recapitalization, or by reason of a merger, consolidation, or other reorganization in which the Company is the surviving corporation, the Board of Directors shall make such adjustment, if any, as it may deem appropriate in the number and kind of shares authorized by this Plan, or in the number, option price and kind of shares covered by the Options granted. The Company shall give notice of any adjustment to each Optionee and such adjustment shall be deemed conclusive. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Board of Directors, and any such adjustment may provide for the elimination of fractional shares.

     13. Reorganization, Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, or any merger or combination in which the Company is not a surviving corporation is involved, or the Company transfers substantially all of its assets or property to another corporation, or in the event any other corporation acquires control of the Company in a reorganization within the meaning of Section 368(a) of the Code, all outstanding Options shall thereupon terminate, unless such Options are assumed or substitutes therefor are issued (within the meaning of Section 424(a) of the Code) by the surviving or acquiring corporation in any such merger, combination or other reorganization. Notwithstanding the previous sentence, the Company shall give at least fifteen
(15) days written notice of such transaction to holders of unexercised Options prior to the effective date of such merger, combination, reorganization, dissolution or liquidation. The Board of Directors, in its sole discretion, may elect to accelerate the vesting schedules of all Options previously issued upon such notice, and the holders thereof may exercise such Options prior to such effective date, notwithstanding any time limitation previously placed on the exercise of such Options.

     14.  Dividends; Voting Stock.

          (a) Dividends. Purchasers of Stock pursuant to this Plan will be entitled, after issuance of their stock certificates, to any dividends that may be declared and paid on the shares of Stock registered in their names. A stock certificate representing dividends declared and paid in shares of Stock shall be issued and delivered to the purchaser after such shares have been registered in the purchaser's name. Such stock certificate shall bear the legends set forth above and shall be subject to the provisions of this Plan, the Option Agreement and any escrow arrangement.

          (b) Voting Rights. Purchasers of shares of the Stock shall be entitled to receive all notices of meetings and exercise all voting rights of a shareholder with respect to the shares of Stock purchased.

          (c) Rights as Shareholder. An Optionee shall have no rights as a shareholder with respect to any shares covered by his or her Option until exercise of the Option and the date of issuance of a certificate to him for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

     15.  Amendment and Termination of the Plan.

          (a) Discretion of the Board of Directors. The Board of Directors may amend or terminate this Plan at any time provided; however, that
(i) any such amendment or termination shall not adversely affect the rights of Optionees who were granted Options prior thereto, (ii) any such amendment shall not result in a "modification" of any Option within the meaning of Section 424(h) of the Code and (iii) any amendment which increases the total number of shares of Stock covered by this Plan or changes the definition of Eligible Employee shall be subject to obtaining the approval of the Company's shareholders within twelve (12) months of the amendment.

          (b) Automatic Termination. This Plan shall terminate ten (10) years after its approval by the shareholders of the Company or its adoption by the Board of Directors, whichever is earlier, unless the Board of Directors shall, in its discretion, elect to terminate this Plan at an earlier date. Options may be granted under this Plan at any time and from time to time prior to termination of the Plan under this subparagraph 18(b). Any Option outstanding at the time the Plan is terminated under this subparagraph 18(b) shall remain in effect until the Option is exercised or expires.

     16.  Miscellaneous.

          (a) Notices. All notices and elections by an Optionee shall be in writing and delivered in person or by mail to the President or Treasurer of the Company at the principal office of the Company, provided Shareholder approval of the Plan shall be obtained within twelve (12) months of Board approval if the Board first approves this Plan.

          (b) Effective Date of the Plan. The effective date of this Plan shall be the earlier of the date on which the Board adopts the Plan, or the date of its approval by the shareholders of the Company.

          (c) Employment. Nothing in the Plan or in any Option granted hereunder, or in any Stock Option Agreement relating thereto shall confer upon any employee of the Company or any Subsidiary, or any successor thereof, the right to continue in the employ of the Company or any Subsidiary.

          (d) Plan Binding. The Plan shall be binding upon the successors and assigns of the Company.

          (e) Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

          (f) Headings. Captioned headings of paragraphs and subparagraphs hereof are inserted for convenience and reference, and constitute no part of the Plan.

          (g) Applicable Law. The validity, interpretation and enforce-ment of this Plan are governed in all respects by the laws of the State of Florida and the United States of America.